Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com

Semtech Announces Restructuring Activity

CAMARILLO, Calif., January 27, 2014 — Semtech Corporation (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, today announced a reduction in its workforce by approximately 6 percent as part of a previously announced restructuring effort that is expected to strengthen its focus and increase future operating efficiencies.  As a result of these activities, the Company also expects to take one-time charges that include, but are not limited to: employee termination benefits, the write down of inventory, goodwill and other intangibles and the impairment of fixed assets and other assets.  Such charges are currently under review and additional details will be provided when Semtech reports its fourth quarter fiscal year 2014 financial results in early March.

The estimated financial impact of the recent activity is expected to reduce full, normalized annual operating expenses by approximately $35.0 million for the Company’s fiscal year 2015.

“Due to the significant reduction in demand in the second half of our fiscal year 2014, we have initiated a series of operating expense reductions across the company.   We believe these actions position the company to accelerate earnings growth as our overall demand returns to growth.” said Mohan Maheswaran, President and Chief Executive Officer of Semtech Corporation.

- more -

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, for example, the size of the workforce reduction and the amount and timing of charges related to the restructuring. Statements regarding future events are based on the Company’s current expectations and are necessarily subject to associated risks related to the completion of the restructuring in the manner anticipated by the Company.  Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. These forward-looking statements are identified by the use of such terms and phrases as “intends,” “goal,” “estimates, “expects,” “projects,” “plans,” “anticipates,” “should,” “will,” “designed to,” “believe,” and other similar expressions which generally identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual events and results to differ materially from those predicted include, among others, the Company’s ability to implement the workforce reductions; possible changes in the size and components of the expected charges associated with the plan; and risks associated with the Company’s ability to achieve the benefits of the planned restructuring.  Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended January 27, 2013, in the Company’s other filings with the SEC, and in material incorporated therein by reference. In light of the significant uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment.  Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

=======================================================================

Semtech and the Semtech logo are registered marks of Semtech Corporation.